Exhibit 99.1

SITO Mobile Reports Second Quarter Fiscal 2015 Financial Results

Revenues Grow 107% Year-on-Year Led by a Multifold Increase in Media Placement Business

JERSEY CITY, N.J., May 5, 2015 -- SITO Mobile Ltd. (OTCQB: SITO), a leading mobile engagement platform provider, today announced results for its fiscal second quarter ended March 31, 2015. Total revenue was $3,766,820 for the quarter ended March 31, 2015, representing 107% annual growth over the $1,817,193 in total revenue for the quarter ended March 31, 2014. This improvement was led by a substantial increase in Media Placement revenue, which grew more than 25 times to $1,627,500 for the quarter ended March 31, 2015 compared to $60,000 for the quarter ended March 31, 2014. SITO Mobile’s Media Placement revenue advanced 26% sequentially in the March quarter over the December quarter, which is the advertising sector’s historically stronger quarter with holiday-related advertising. Additionally, mobile messaging revenue grew 14% year-over-year, validating the Company’s unique multi-prong revenue strategy.

"Since assuming the role of CEO last year and intently focusing on transforming this business, the financial results for the past three quarters are now starting to demonstrate our ability to scale SITO Mobile through a disciplined approach to top and bottom-line results. Our growth underscores the tremendous opportunity in the mobile messaging and advertising space. This year, we have been focused on growing our revenue with an eye on profitability. The diversification of our revenue mix coupled with our growth rate clearly validates our model. We delivered a 107% quarter over quarter revenue increase, attained gross margin expansion and net profitability from operations in a quarter which is typically softer due to seasonality," said Jerry Hug, CEO of SITO Mobile. “We continue to receive positive endorsements from brands that have trialed our ad tech platform, as they are beginning to allocate a larger portion of their digital budgets to us as a result of our strong performance."

Media placement revenue accounted for 43% of total revenue for quarter ended March 31, 2015 as compared to 3% of total revenue for quarter ended March 31, 2014 and 34% of total revenue for quarter ended December 31, 2014. SITO Mobile's growth in media placement revenue has come from sales of mobile advertising campaigns that leverage the geo-fencing and real time bidding technology acquired in the July 2014 purchase of DoubleVision Networks, Inc., as well as SITO’s expanded direct sales force.

Gross profit for the quarter ended March 31, 2015 more than doubled, increasing 129% to $2,186,686, as compared to $954,786 in the second quarter of fiscal 2014 and $2,027,542 in the first quarter of fiscal 2015. SITO Mobile's gross margin grew to 58% for quarter ended March 31, 2015 versus 53% margin for quarter ended March 31, 2014 and 53% in the first quarter of fiscal 2015. EBITDA was $259,515 for the quarter ended March 31, 2015 as compared to ($765,882) for the quarter ended March 31, 2014. SITO Mobile reported a net loss of ($338,511), or $0.00 per share, for the quarter ended March 31, 2015 as compared to a net loss of ($1,109,076), or ($0.01) per share, for quarter ended March 31, 2014.

As of March 31, 2015, cash on hand was $4.8 million, a $4.2 million increase from September 30, 2014.

Conference call information:

Date: Tuesday, May 5, 2015

Time: 4:30 P.M. Eastern Time (ET)

Dial in Number for U.S. & Canadian Callers: 877-407-8629

Dial in Number for International Callers (Outside of the U.S. & Canada): 201-493-6715

Participating on the call will be SITO Mobile's Chief Executive Officer Jerry Hug and Chief Financial Officer Kurt Streams. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time. A live webcast and archive of the call will also be available on SITO Mobile's website at: http://sitomobile.equisolvewebcast.com/q2-2015.

A replay will be available for 2 weeks starting on May 5, 2015 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 414392.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	March 31,		March 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Wireless applications	$2,004,316	$1,757,193	$4,429,082	$3,904,321
Licensing and royalties	135,004	-	268,585	750,000
Media placement	1,627,500	60,000	2,916,589	70,000
Total Revenue	3,766,820	1,817,193	7,614,256	4,724,321

Cost of Revenue	1,580,134	862,407	3,400,028	1,824,569

Gross Profit	2,186,686	954,786	4,214,228	2,899,752

Operating Expenses
General and administrative (including stock based compensation)	1,155,334	1,565,662	2,525,872	4,062,300
Sales and marketing (including stock based compensation)	912,128	238,085	1,612,492	465,645
Depreciation and amortization	68,081	57,380	133,278	113,068
Research and development	9,418	11,632	19,734	35,725

	2,144,961	1,872,759	4,291,376	4,676,738

Income (loss) from operations	41,725	(917,973)	(77,148)	(1,776,986)

Other Income (Expenses)
Interest income	54,189	-	54,189	-
Interest expense	(434,425)	(191,103)	(851,803)	(383,823)

Net loss before income taxes	(338,511)	(1,109,076)	(874,762)	(2,160,809)

Income taxes	-	-	-	-

Net loss	$(338,511)	$(1,109,076)	$(874,762)	$(2,160,809)

Basic and diluted loss per share	$0.00	$(0.01)	$(0.01)	$(0.02)

Weighted average shares outstanding	153,662,610	142,706,095	153,460,481	141,787,307

Stock based compensation expense
General and administrative	$126,851	$266,684	$299,580	$1,108,390
Sales and marketing	23,115	-	31,200	-
Total	$149,966	$266,684	$330,780	$1,108,390

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2015	2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$4,815,907	$620,185
Accounts receivable, net - current portion	3,412,297	2,443,308
Other receivables	525,000	-
Prepaid expenses	239,384	233,541

Total current assets	8,992,588	3,297,034

Property and equipment, net	325,073	236,706

Other assets
Accounts receivable, net	225,000	450,000
Capitalized software development costs, net	989,263	639,416
Intangible assets:
Patents, net	384,171	447,427
Patent applications cost	834,483	609,010
Software license	831,000	831,000
Goodwill	4,482,884	3,482,884
Deferred loan costs, net	120,653	-
Other assets including security deposits	83,326	113,291

Total other assets	7,950,780	6,573,028

Total assets	$17,268,441	$10,106,768

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2015	2014
	(unaudited)

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,994,687	$1,651,805
Accrued expenses	459,867	501,122
Accrued compensation - related party	374,673	598,592
Deferred revenue	567,214	378,257
Current obligation under capital lease	19,855	16,661
Purchase price payable	1,000,000	-
Note payable net - current portion	2,000,004	-
Convertible debentures - related party	-	643,973
Convertible debentures - unrelated parties	-	3,646,926

Total current liabilities	7,416,300	7,437,336

Long-term liabilities
Obligations under capital lease	12,883	12,718
Note payable net	6,776,248	-

Total long-term liabilities	6,789,131	12,718

Total liabilities	14,205,431	7,450,054

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized, 153,898,166 shares issued and outstanding as of March 31, 2015 and 150,728,628 shares issued and outstanding as of September 30, 2014	153,898	150,729
Additional paid-in capital	138,193,405	136,915,516
Accumulated deficit	(135,284,293)	(134,409,531)

Total stockholders' equity	3,063,010	2,656,714

Total liabilities and stockholders' equity	$17,268,441	$10,106,768

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Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of EBITDA. The press release provides a reconciliation of this non GAAP financial measure to net loss, calculated and presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance. EBITDA is used as a supplemental financial measure by SITO Mobile’s management to assess its ability to generate available cash sufficient to maintain and invest in the business, measure operating performance and determine the ability to incur and service debt. SITO Mobile defines EBITDA as earnings before interest, taxes, depreciation and amortization. The following table reconciles net income to EBITDA for the three-month periods ended March 31, 2015 and December 31, 2014:

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(338,511)	$(1,109,076)
Provision for income taxes	—	—
Depreciation and amortization	217,790	152,091
Interest (income) expense, net	380,236	191,103
EBITDA	$259,515	$(765,882)

Contact:

Investor and Media Relations:
Robert Haag
IRTH Communications
sito@irthcommunications.com
866-976-4784

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